As filed with the Securities and Exchange Commission on February 6 , 2018

No. 333-222503

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENZYMEBIOSYSTEMS

(Exact name of registrant as specified in its charter)

Nevada	2834	27-0464302
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8250 W. Charleston Blvd., Suite 120

Las Vegas, NV 89117

(702) 907-0615

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Dean Harper

Chief Executive Officer

8440 W. Lake Mead, Suite 214

Las Vegas, NV 89128

(702) 907-0615

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies of all Correspondence to:

T J Jesky, Esq.

LAW OFFICES OF T J JESKY

200 West Madison, Suite 2100
Chicago, IL 60606

Email: tjjesky@yahoo.com

PHONE: (312) 894-0130

FAX: (312) 489 8216

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller Reporting Company [X]
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

Calculation of Registration Fee

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	FIXED PRICE		PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE(8)
Units, each consisting of one share of common stock, $0.001 par value per share, and rights entitling the holder to receive Series A, B, C and D Warrants	2,759,775 Units	1.11	(2)	3,063,350	381.39
Shares of Common Stock, included as part of the Units (1)	2,759,775 Shares	-		-	-(7)
Series A warrants to purchase shares of common stock (1) (3)	2,759,775 Warrants	0.30		827,933	103.08
Common stock issuable upon exercise of Series A warrants (1)	2,759,775 Shares	1.11	(2)	3,063,350	$381.39
Series B warrants to purchase shares of common stock (1) (4)	2,759,775 Warrants	0.40		1,103,910	137.44
Common stock issuable upon exercise of Series B warrants (1)	2,759,775 Shares	1.11	(2)	3,063,350	381.39
Series C warrants to purchase shares of common stock (1) (5)	2,759,775 Warrants	0.60		1,655,865	206.16
Common stock issuable upon exercise of Series C warrants (1)	2,759,775 Shares	1.11	(2)	3,063,350	$381.39
Series D warrants to purchase shares of common stock (1) (6)	2,759,775 Warrants	0.40		1,103,910	137.44
Common stock issuable upon exercise of Series D warrants (1)	2,759,775 Shares	1.11	(2)	3,063,350	$381.39
TOTAL				$20,008,368	$2,491.07

(1) Pursuant to Rule 416 under the Securities Act, there is also being registered such indeterminable additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act on the basis of the average of the high and low prices of the Common Stock on the OTC Pink Sheets on January 10, 2017 within five business days prior to filing.

(3) Represents warrants identified in the accompanying prospectus as “Series A Warrants” to purchase a number of shares of common stock equal to 100% of the common stock sold in this offering.

(4) Represents warrants identified in the accompanying prospectus as “Series B Warrants” to purchase a number of shares of common stock equal to 100% of the common stock sold in this offering.

(5) Represents warrants identified in the accompanying prospectus as “Series C Warrants” to purchase a number of shares of common stock equal to 100% of the common stock sold in this offering.

(6) Represents warrants identified in the accompanying prospectus as “Series D Warrants” to purchase a number of shares of common stock equal to 100% of the common stock sold in this offering.

(7) No fee pursuant to Rule 457(g).

(8) Paid by electronic transfer

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED _______________, 2018

ENZYMEBIOSYSTEMS

PROSPECTUS

2,759,775 Shares of Common Stock Units

2,759,775 Shares of Common Stock

Series A Warrants to Purchase up to 2,759,775 Shares of Common Stock

Series B Warrants to Purchase up to 2,759,775 Shares of Common Stock

Series C Warrants to Purchase up to 2,759,775 Shares of Common Stock

Series D Warrants to Purchase up to 2,759,775 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named herein of 2,759,775 Common Stock Units, par value $0.001 per share, which we refer to as “us,” “we,” “the Company,” “the Registrant” or “EnzymeBioSystems,” which consists of: (a) 2,759,775 shares of common stock, held by the selling stockholders named herein; (b) 2,759,775 shares of common stock that are issuable in connection with the exercise of outstanding Series A warrants to purchase 2,759,775 shares of common stock at an exercise price of $0.30 per share; c) Series B warrants to purchase 2,759,775 shares of common stock at an exercise price of $0.40 per share; d) Series C warrants to purchase 2,759,775 shares of common stock at an exercise price of $0.60 per share, and e) upon the exercise of the Class C Warrants, the selling shareholder is entitled to Class D cashless warrant of $0.40 per share representing 2,759,775 shares of common stock, to held by the selling stockholders named herein. The warrants can be converted into shares of EnzymeBioSystems’ common stock, at the option of the Selling Stockholder, subject to a 4.99% beneficial ownership limitation. The selling stockholders are described in greater detail under “Selling Stockholders”, beginning on page 21.

The common stock units, shares of common stock, Series A, Series B, Series C and Series D warrants as well as the common stock underlying such units and warrants described in this prospectus may be offered for sale from time-to-time by the selling stockholders named herein at a fixed price of $1.11 for the entire duration of the offering. The selling stockholders may offer and sell the shares as described under the heading “Plan of Distribution.”

We are not selling any securities covered by this prospectus and will not receive any of the proceeds from the sale of such shares by the selling stockholders. However, in the event that the warrants are exercised for cash, we may receive up to a total of approximately $4,691,618 in proceeds. We are registering for resale the common stock Units which consists of common stock and Series A, B, C and D warrants, as well as the common stock underlying such units and warrants . We are bearing all of the expenses in connection with the registration of the shares of common stock, but all selling and other expenses incurred by the selling stockholders, including commissions and discounts, if any, attributable to the sale or disposition of the shares will be borne by them.

The selling stockholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

Our common stock is traded on the OTC Pink Sheets under the symbol “ENZB.” On January 9, 2018, the closing price of our common stock was $1.11 per share.

Investing in our common stock involves a high degree of risk. Before making any investment in our common stock, you should read and carefully consider the risks described in this prospectus under “Risk Factors” beginning on page [__] of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the U. S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated_______________, 2018

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About This Prospectus

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

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PROSPECTUS SUMMARY

This summary does not contain all of the information that should be considered before investing in our common stock. Investors should read the entire prospectus carefully, including the more detailed information regarding our business, the risks of purchasing our common stock discussed in this prospectus under “Risk Factors” beginning on page 8 of this prospectus and our financial statements and the accompanying notes beginning on page F-1 of this prospectus.

As used in this prospectus, unless the context requires otherwise, the “Company, “we,” “us,” and “our” refer to EnzymeBioSystems, a Nevada corporation.

Our Company

EnzymeBioSystems was organized June 26, 2009 (Date of Inception) under the laws of the State of Nevada, as EnzymeBioSystems. We manufacture specialty enzymes and enzyme related products. We utilize enzyme technologies to develop commercial solutions for a broad range of applications within the specialty chemical industry. See “EnzymeBioSystems Business Plan” under Description of Business.

Our principal offices are currently located at: 8250 W. Charleston Blvd., Suite 120, Las Vegas, NV 89117. Our telephone number is: (702) 907-0615.

.

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TERMS OF THE OFFERING

The selling stockholders named in this Prospectus are offering common stock units, shares of common stock, Series A, Series B, Series C and Series D warrants as well as the common stock underlying such units and warrants. We are not selling any securities covered by this prospectus and will not receive any of the proceeds from the sale of such shares by the selling stockholders. However, in the event that the warrants are exercised for cash, we may receive up to a total of approximately $4,691,618 in proceeds . These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, and/or Regulation D and Rule 506 promulgated thereunder, as this transaction not involve a public offering. The selling stockholders may sell their some or all of their Unit(s) from time-to-time at a fixed price of $1.11 for the duration of this Offering. Although our stock is currently quoted on the OTC Pink Sheets, there is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of the Common Stock Units may find it difficult to resell the securities offered herein should the purchaser desire to do so.

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The Offering

Securities Being Offered:	Units which consists of 2,759,775 shares of common stock and Series A warrants to purchase 2,759,775 shares at an exercise price of $0.30 per share; and Series B warrants to purchase 2,759,775shares of common stock at an exercise price of $0.40 per share; and Series C warrants to purchase 2,759,775 shares of common stock at an exercise price of $0.60 per share and upon the exercise of the Class C Warrants, the selling shareholder is entitled to Class D cashless warrant of $0.40 per share to purchase 2,759,775 common shares.

Offering Price:	The offering of the Common Stock Unit is at a fixed price of $1.11 for the entire duration of the offering.

Terms of the Offering:	The selling stockholders will determine when and how they will sell their Units, shares of common stock, A, B, C and D warrants and common shares issuable upon exercise of the warrants offered in this prospectus.

Securities Issued and to be Issued	5,592,010 shares of our common stock are issued and outstanding as of the date of this Prospectus. The Units, shares of common stock, A, B, C and D warrants and common shares issuable upon exercise of the warrants to be sold under this Prospectus will be sold by existing Selling Stockholders. The Selling Stockholders are underwriters as defined under the Securities Act of 1933.

Use of proceeds

We will not receive any proceeds from the sale of common stock units, shares of common stock, Series A, Series B, Series C and Series D warrants as well as the common stock underlying such units and warrants by the Selling Stockholders. We would, however, receive approximately $4,691,618 from the Selling Stockholders if they exercise their warrants in full on a cash basis, which we will use primarily for working capital purposes. There are no assurances that the Selling Stockholders will exercise their warrants.

OTC Pink Sheet Symbol	ENZB

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 8 of this prospectus before deciding whether or not to invest in our common stock.

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SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations and balance sheet data for the year ended June 30, 2017 (audited) and the three months ended September 30, 2017 (unaudited) are derived from our financial statements.

Balance Sheet Data
	September 30, 2017 (unaudited)	Year ended June 30, 2017 (audited)
Total cash and equivalents	$213,259	$41,249
Prepaid Expense	6,000	3,000
Total current assets	219,259	44,249

Total Assets	$219,259	$44,249

Total current liabilities	4,100	4,100
Total liabilities	$4,100	$4,100

Income Statement Data
	For the three months ended June 30, 2017 (unaudited)	Year ended June 30, 2017 (audited)
Revenues	$-	$-
Total expenses	25,845	110,793
Net loss	$(25,445)	$(95,793)

Net loss per share – basic	$(0.03)	$(0.12	)(A)

(A)	As adjusted for the October 19, 2017 1-for-20 reverse stock split.

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RISK FACTORS

The following risk factors should be considered carefully in addition to the other information contained in this prospectus. This prospectus contains forward-looking statements. Our business, financial condition, results of operations and stock price could be materially adversely affected by any of these risks.

RISK FACTORS RELATING TO OUR FINANCIAL CONDITION

1. We have a limited historical financial information upon which you may evaluate our performance.

We have a limited history and we are subject to all risks inherent in a developing business enterprise. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with manufacturing specialty enzymes and the competitive and regulatory environment in which we operate. You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of research. We may not successfully address these risks and uncertainties or successfully implement our operating and acquisition strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point investors may lose their entire investment. Even if we accomplish these objectives, we may not generate positive cash flows or profits we anticipate in the future.

2. As we have HAD minimal revenues since our inception, there is no assurance that we will be able to continue as a going concern.

Our financial statements included with this Form S-1 for the year ended June 30, 2017, have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the year ended June 30, 2017. Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the Company can continue as a going concern, it may be more difficult for the Company to attract investors. Since our auditors have raised a substantial doubt about our ability to continue as a going concern, this typically results in greater difficulty to obtain loans than businesses that do not have a qualified auditors opinion. Additionally, any loans we might obtain may be on less advantageous terms. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our future enzyme products. We plan to seek additional funds through private placements of our common stock. You may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. If we are not able to achieve revenues or find financing, then we likely will be forced to cease operations and investors will likely lose their entire investment.

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3. WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

At June 30, 2017 and September 30, 2017, we had cash and cash equivalents of $41,249 and $213,259 respectively. Our ability to continue to operate as a going concern is fully dependent upon the Company obtaining sufficient financing to continue its development and operational activities. The ability to achieve profitable operations is in direct correlation to our ability to generate revenues or raise sufficient financing. It is important to note that even if the appropriate financing is received, there is no guarantee that we will ever be able to operate profitably or derive any significant revenues from its operation. Management believes, for the next twelve months, it has sufficient funds available to implement its business, on a limited basis.

4. IF WE ARE NOT ABLE TO COMPETE EFFECTIVELY AGAINST LARGER BIOMEDICAL MANUFACTURERS WITH GREATER RESOURCES, OUR PROSPECTS FOR FUTURE SUCCESS WILL BE JEOPARDIZED.

We will face intense competition from larger and better-established biomedical manufacturers that may prevent us from ever becoming a significant company. Management expects the competition to intensify in the future. Pressures created by our future competitors could negatively impact our business, results of operations and financial condition.

Many of our potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing, technical and other resources. In addition, our competitors may acquire or be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed competitors. Therefore, some of our competitors with other revenue sources may be able to devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to product development. There can be no assurance that we will be able to compete successfully against current and future competitors.

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COMPANY RISK FACTORS

5. IF WE ARE UNABLE TO RESPOND EFFECTIVELY AS TECHNOLOGIES AND MARKET TRENDS EMERGE, OUR COMPETITIVE POSITION AND OUR ABILITY TO GENERATE REVENUES AND PROFITS MAY BE HARMED.

To be successful, we must keep pace with rapid changes in enzyme research and technology, changing customer requirements, new innovations by competitors and evolving industry standards, any of which could render our existing products obsolete if we fail to respond in a timely manner. For example, if new enzyme applications are introduced by our competitors not part of our technology, or if effective new sources of enzymes are discovered, our future products and technology could become less competitive or obsolete. If competitors develop innovative applications and technology that is superior to ours or if we fail to accurately anticipate market trends and respond on a timely basis with our own innovations, our potential competitive position may be harmed and we may not achieve sufficient growth in our revenues to attain, or sustain, profitability.

6. THERE MAY BE A POSSIBLE INABILITY TO FIND SUITABLE EMPLOYEES.

In order to implement our business plan, management recognizes that additional staff will be required. No assurances can be given that we will be able to find suitable employees that can support our needs or that these employees can be hired on favorable terms. We do not plan to hire any additional employees until our cash flows can justify the expense. When we are ready to hire new employees, we will most likely look for people who have some type of chemistry experience or a working knowledge of chemical engineering, which may be difficult to find.

7. WE MAY BE LIABLE FOR THE PRODUCTS WE PLAN TO PRODUCE.

There is no guarantee that the level of insurance coverage we secure will be adequate to protect us from risks associated with claims that exceed the level of coverage maintained. As a result of our limited operations to date, no threatened or actual claims have been made upon us for product liability.

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8. THE ENZYME COMPOUND INDUSTRY IS SUBJECT TO PRICING PRESSURES THAT MAY CAUSE US TO REDUCE THE FUTURE GROSS MARGINS FOR OUR PRODUCTS.

If we are able to become operational, management believes to be competitive, we might be required to adjust our prices in response to industry-wide pricing pressures. Our competitors may possibly source from regions with lower costs than those of our sourcing partners and those competitors may apply such additional cost savings to further reduce prices.

We are not currently operational. If we are able to become operational, management believes increased customer demands for markdown allowances, incentives and other forms of economic support might reduce our gross margins and affect our profitability. Our financial performance may be negatively affected by these pricing pressures if we are forced to reduce our prices without being able to correspondingly reduce our costs for finished goods or if our costs for finished goods increase and we cannot increase our prices. Management wants investors to know that there are no assurances that we may ever achieve acceptable operating margins, we may never obtain any share of the market, or be able to establish any value for our enzyme products.

9. THE LOSS OF ONE OR MORE OF OUR FUTURE SUPPLIERS OF RAW MATERIALS MAY INTERRUPT OUR SUPPLIES.

We plan to purchase our raw materials from a limited number of third-party suppliers. We do not have any material or long-term contracts in place with any suppliers at this time. Furthermore, our future suppliers also purchase the components of our products from a limited number of suppliers. The loss of one or more of these vendors could interrupt our supply chain and impact our ability to deliver products to our customers, which would have a material adverse effect on our future net sales and profitability.

10. INCREASES IN THE PRICE OF RAW MATERIALS USED TO MANUFACTURE OUR ENZYME PRODUCTS COULD MATERIALLY INCREASE OUR COSTS AND DECREASE OUR PROFITABILITY.

The prices for enzyme components are dependent on the market price for the raw materials used to produce them. There can be no assurance that prices for these and other raw materials will not increase in the near future.

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These raw materials are subject to price volatility caused by supply conditions, power outages, government regulations, economic climate and other unpredictable factors. Any raw material price increase would increase our cost of sales and decrease our future profitability unless we are able to pass higher prices on to our customers. In addition, if one or more of our competitors is able to reduce its production costs by taking advantage of any reductions in raw material prices or favorable sourcing agreements, we may face pricing pressures from those competitors and may be forced to reduce our prices or face a decline in net sales, either of which could have a material and adverse effect on our business, results of operations and financial condition.

11. We do not own equipment with the capacity to manufacture products on a commercial scale. If we are unable to access the capacity to manufacture products in sufficient quantity, we may not be able to commercialize our products or generate significant sales.

We have only limited experience in enzyme manufacturing, and we do not have our own internal capacity to manufacture specialty enzyme products on a commercial scale. We expect to be dependent to a significant extent on third parties for commercial scale manufacturing of our specialty enzyme products. We do not have any arrangements with third parties that have the required manufacturing equipment and available capacity to manufacture our commercial enzymes. While we plan to build our own pilot development facility, we will continue to depend on third parties for large-scale commercial manufacturing. Any difficulties or interruptions of service with our third party manufacturers or our own pilot manufacturing facility could disrupt our research and development efforts, delay our commercialization of specialty enzyme products, and harm our relationships with our specialty enzyme strategic partners, collaborators, or customers.

12. We may pursue specialty enzyme products that ultimately require more resources than we anticipate or which may be technically unsuccessful.

We currently have only limited resources and capability to develop, manufacture, market, sell, or distribute specialty enzyme products on a commercial scale. We will determine which specialty enzyme products to pursue independently based on various criteria, including: investment required, estimated time to market, regulatory hurdles, infrastructure requirements, and industry-specific expertise necessary for successful commercialization. At any time, we may modify our strategy and pursue collaborations for the development and commercialization of some specialty enzyme products that we had intended to pursue independently. We may pursue specialty enzyme products that ultimately require more resources than we anticipate or which may be technically unsuccessful. In order for us to commercialize more specialty enzyme products directly, we would need to establish or obtain through outsourcing arrangements additional capability to develop, manufacture, market, sell, and distribute such products. If we are unable to successfully commercialize specialty enzyme products resulting from our internal product development efforts, we will continue to incur losses in our specialty enzymes business, as well as in our business as a whole. Even if we successfully develop a commercial specialty enzyme product, we may not generate significant sales and achieve profitability in our specialty enzymes business, or in our business as a whole.

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13. We may not be able to develop manufacturing capacity sufficient to meet demand in an economical manner or at all.

If demand for enzyme products increases beyond the scope of our future production facilities, we may incur significant expenses in the expansion and/or construction of production facilities and increases in personnel in order to increase production capacity. Any unanticipated expansion requirements may cause complications for delays in production, which could result in a loss of business and customers. To finance the expansion of a commercial-scale production facility is complex and expensive. We cannot assure you that we will have the necessary funds to finance the development of production facilities, or that we will be able to develop this infrastructure in a timely or economical manner, or at all.

14. Our officers have no experience in operating an operational specialty enzyme company, and have no experience in evaluating the success of future products.

Our executive officers, who have pharmaceutical and legal background, have no experience in operating a specialty enzyme Company. They have no experience in independently developing, manufacturing, marketing, selling, and distributing commercial specialty enzyme products. Due to their lack of experience, our executive officers may make wrong decisions and choices regarding selection of products to pursue on behalf of the Company. Consequently, our Company may suffer irreparable harm due to management’s lack of experience in this industry. As a result we may have to suspend or cease operations, which will result in the loss of your investment.

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15. We expect that certain enzyme development will require us to use hazardous materials in our business. Any claims relating to improper handling, storage, or disposal of these materials could be time consuming and costly and could adversely affect our business and results of operations.

Our research and development processes may involve the controlled use of hazardous materials, including chemical, and biological materials. We cannot eliminate entirely the risk of accidental contamination or discharge and any resultant injury from these materials. Federal, state, and local laws and regulations govern the use, manufacture, storage, handling, and disposal of these materials. We may be sued for any injury or contamination that results from our use or the use by third parties of these materials, and our liability may exceed our total assets. In addition, compliance with applicable environmental laws and regulations may be expensive, and current or future environmental regulations may impair our research, development, or production efforts. We plan to purchase insurance to protect us from potential losses; however, at this time, we do not have any insurance coverage for accidental contamination, discharge or any resultant injury from these hazardous materials.

16. We are subject to all governmental rules, laws and regulations relating to the biomedicals industry in the U.S.

We are subject to all governmental rules, laws and regulations relating to the biomedical industry in the U.S., and we fully intend to comply therewith.

Biologically derived enzyme products are regulated in the United States based on their application, by either the United States Food and Drug Administration (“FDA”), or the Environmental Protection Agency (“EPA”), or, in the case of plants and animals, the United States Department of Agriculture (“USDA”). In addition to regulating drugs, the FDA also regulates food and food additives, feed and feed additives, and GRAS (Generally Recognized As Safe) substances used in the processing of food. The EPA regulates biologically derived chemicals not within the FDA’s jurisdiction.

Under current FDA policy, our future products will most likely come within the FDA’s jurisdiction, may be subject to lengthy FDA reviews and unfavorable FDA determinations if they raise safety questions which cannot be satisfactorily answered, if results do not meet regulatory requirements or if they are deemed to be food additives whose safety cannot be demonstrated. An unfavorable FDA ruling could be difficult to resolve and could prevent a product from being commercialized. Even after investing significant time and expenditures, we may not obtain regulatory approval for any drug products that incorporate our technologies or inventions.

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The EPA regulates biologically derived chemical substances not within the FDA’s jurisdiction. An unfavorable EPA ruling could delay commercialization or require modification of the production process resulting in higher manufacturing costs, thereby making the product uneconomical. In addition, the USDA may prohibit genetically engineered plants from being grown and transported except under an exemption, or under controls so burdensome that commercialization becomes impracticable. Our future products may not be exempted by the USDA.

Further, there is no assurance the governmental agencies having jurisdiction over us, our operations and properties, will not enact laws, rules and/or regulations in the future which may have an adverse impact on us and our operations.

17. Our results of operations may be adversely affected by environmental, health and safety laws, regulations and liabilities.

We are subject to various federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees. We will need to meet a significant number of environmental and other regulations and standards established by various federal, state and local regulatory agencies.

In addition, some of these laws and regulations require our contemplated facilities to operate under permits that are subject to renewal or modification. These laws, regulations and permits can often require expensive pollution control equipment or operational changes to limit actual or potential impacts to the environment. As these regulations and standards evolve, and if new regulations or standards are implemented, we may be required to modify our proposed facilities and processes or develop and support new facilities or processes and this will increase our costs. Any failure to comply, or delays in compliance, with the various existing and evolving industry regulations and standards could prevent or delay our production of specialty enzyme products. Any inability to address these requirements and any regulatory changes could have a material adverse effect on our specialty enzyme business, financial condition and operating results.

A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and/or facility shutdowns.

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18. BERKELEY CLINIC, LC controls 78.4% OF THE TOTAL VOTING POWER OF OUR CAPITAL that will allow them to control the Company.

As of January 9, 2018, Berkeley Clinic, LC (“Berkeley”) controls approximately 78.4% of the total voting power of our outstanding capital stock. As a result, Berkeley will have the ability to control substantially all matters submitted to our stockholders for approval including:

a)	election of our board of directors;

b)	removal of any of our directors;

c)	amendment of our Articles of Incorporation or bylaws; and

d)	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of its ownership of all of the 2,125,000 outstanding shares of Series A Preferred Stock, Berkeley has the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our officers, directors and 5% stockholders could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the Company may decrease. Berkeley’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

19. Some of our officers and directors have other business ventures.

As disclosed in their biographies contained herein, some of our officers and directors work with other companies in addition to their work for us. John Dean Harper, Esq., our CEO, Corporate Secretary and Treasurer, has his own law practice. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his involvement in other activities. Although none of our officers and directors are currently working for any other companies in the biomedical industry, they are not prohibited from doing so.

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If one or more of our officers or directors began working for another biomedical company it could take away from the time they currently spend working on our business affairs and could create a potential conflict of interest. We do not have any employment agreements with any of our officers, which means they are not obligated to continue to work for the Company and can resign their positions whenever they are inclined to do so.

RISK FACTORS RELATING TO OUR COMMON STOCK AND THIS OFFERING

20. We have never declared dividends on our common stock and do not plan to do so in the foreseeable future.

We intend to retain any future earnings to finance the operation and expansion of its business and do not anticipate paying any cash dividends in the foreseeable future. As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any. You should not rely on an investment in our company if you require dividend income. The only possibility of any income to investors would come from any rise in the market price of your stock, which is uncertain and unpredictable.

A holder of common stock will be entitled to receive dividends only when, as, and if declared by the Board of Directors out of funds legally available therefore. We have never issued dividends on our common stock. Our Board of Directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, and other circumstances.

21. Holders of our common stock have a risk of potential dilution if we issue additional shares of common stock in the future.

Although our Board of Directors intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our existing stockholders in connection with any future issuance of our common stock, the future issuance of additional shares of our common stock would cause immediate, and potentially substantial, dilution to the net tangible book value of those shares of common stock that are issued and outstanding immediately prior to such transaction. Any future decrease in the net tangible book value of our issued and outstanding shares could have a material effect on the market value of the shares.

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22. We do not have insurance and, therefore, liability we incur could have substantial impact on our ability to continue as a going concern.

We have limited capital and, therefore, we do not currently have a policy of insurance against liabilities arising out of the negligence of our officers and directors and/or arising from deficiencies in any of our business operations. Even assuming we obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against us, our officers and directors, or our business operations or assets. Any such liability which might arise could be substantial and would likely exceed our total assets. However, our Bylaws provide for indemnification of officers and directors to the fullest extent permitted under Nevada law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons, it is the opinion of the U. S. Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

23. If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud and as a result, investors may be misled and lose confidence in our financial reporting and disclosures, and the price of our common stock may be negatively affected.

The Sarbanes-Oxley Act of 2002 requires that we report annually on the effectiveness of our internal control over financial reporting. A “significant deficiency” means a deficiency or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness yet important enough to merit attention by those responsible for oversight of the Company’s financial reporting. A “material weakness” is a deficiency or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

As of June 30, 2017 management assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting. The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (1) lack of a functioning audit committee due to a lack of a majority of independent members and a lack of a majority of outside directors on our board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; and (2) inadequate segregation of duties consistent with control objectives.

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In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover “material weaknesses” in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Failure to provide effective internal controls may cause investors to lose confidence in our financial reporting and may negatively affect the price of our common stock. Moreover, effective internal controls are necessary to produce accurate, reliable financial reports and to prevent fraud. If we have deficiencies in our internal controls over financial reporting, these deficiencies may negatively impact our business and operations.

24. LOW-PRICED STOCKS MAY AFFECT THE RESELL OF OUR SHARES.

Penny Stock Regulation Broker-dealer practices in connection with transactions in “Penny Stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock; the broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Since the Company’s common stock has a trading price of less than $5.00 per share and is not traded on any exchange, it is subject to the penny stock rules and investors may find it more difficult to sell their securities, should they desire to do so.

25. IN THE FUTURE, WE WILL INCUR INCREMENTAL COSTS AS A RESULT OF OPERATING AS A PUBLIC COMPANY, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO COMPLIANCE INITIATIVES.

Because we are a fully reporting company with the SEC, we will incur additional legal, accounting and other expenses. Moreover, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information contained in this prospectus may contain forward-looking statements. Except for the historical information contained in this discussion of the business and the discussion and analysis of financial condition and results of operations, the matters discussed herein are forward looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. In addition to the risks and uncertainties described in “Risk Factors” above and elsewhere in this prospectus, these risks and uncertainties may include risks related to:

General economic and business conditions;

●	Our ability to continue as a going concern;
●	Our ability to obtain financing necessary to operate our business;
●	Our limited operating history;
●	Our ability to recruit and retain qualified personnel;
●	Our ability to manage future growth;
●	Our ability to research and successfully develop our planned products;
●	Our ability to successfully complete potential acquisitions and collaborative arrangements; and
●	Other factors discussed under the section entitled “Risk Factors”.

Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

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SELLING STOCKHOLDERS

This prospectus covers the resale from time-to-time by the selling stockholders identified in the table below of:

●	2,759,775 Units, which consists of:
●	2,759,775 shares of our common stock, and
●	Series A warrants to purchase 2,759,775 shares of common stock at an exercise price of $0.30 per share; and
●	Series B warrants to purchase 2,759,775 shares of common stock at an exercise price of $0.40 per share; and
●	Series C warrants to purchase 2,759,775 shares of common stock at an exercise price of $0.60 per share, and
●	Upon the exercise of the Class C Warrants, the selling shareholder is entitled to Class D cashless warrants at an exercise price of $0.40 per share representing 2,759,775 shares of common stock.

The Selling Stockholder may from time-to-time offer and sell any or all of their Common Stock Unit(s) during the duration of this Offering at a fixed price of $1.11 per Unit.

We have agreed to cause such registration statement to become effective, and to keep such registration statement effective. Our failure to satisfy the deadlines set forth in the Registration Rights Agreement may subject us to payment of certain monetary penalties pursuant to the terms of the Registration Rights Agreement.

The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock Units described in the table below at a fixed price of $1.11 per Unit. The table below has been prepared based upon the information furnished to us by the selling stockholders. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly.

The following table and disclosure following the table sets forth the name of each selling stockholder, the nature of any position, office or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60-days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the selling stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer. In addition, the selling stockholders purchased the stock from us in the ordinary course of business. At the time of the purchase of the stock to be resold, none of the selling stockholders had any agreements or understandings with us, directly or indirectly, with any person to distribute the stock.

The following table sets forth, with respect to the selling stockholders (i) the number of shares of common stock beneficially owned as of January 9, 2018; (ii) the total percentage of shares beneficially owned prior to the offering; (iii) the maximum number of shares of common stock which may be sold by the selling stockholders under this prospectus; (iv) the number of shares of common stock which will be owned after the offering by the selling stockholders; and (v) the total percentage of shares beneficially owned upon completion of the offering. All shareholders listed below are eligible to sell their shares. The Common Stock percentage ownerships set forth below are based on 5,592,010 shares outstanding, as of the date of this prospectus.

Name of Selling Stockholder	Total Number of Units, which consists of Common Shares, and Series A, B, C and D Warrants Beneficially Owned Prior to Offering	Total Percentage of Common Shares Units Beneficially Owned Prior to Offering	Maximum Number of Units which consists of Common Shares, and Series A, B, C and D Warrants to be Sold	Number of Units which consists of Common Shares, and Series A, B, C and D Warrants Owned After Offering	Total Percentage of Common Shares Units Beneficially Owned Upon Completion of Offering

Andresen, Kristian	25,000	0.4%	25,000	0	-%
Bingtag Consulting(1)	199,775	3.6%	199,775	0	-%
Chedwick Marketing(2)	175,000	3.1%	175,000	0	-%
Dickhout, Craig	200,000	3.6%	200,000	0	-%
Earl, Ryan	175,000	3.1%	175,000	0	-%
Fisher, Hayden	125,000	2.2%	125,000	0	-%
Holly Park Investments(3)	185,000	3.3%	185,000	0	-%
Houlden, Kevin N	200,000	3.6%	200,000	0	-%
Jha, Nikhil	25,000	0.4%	25,000	0	-%
Oceanside Strategies(4)	400,000	7.1%	400,000	0	-%
Pigeon Rock Group(5)	150,000	2.6%	150,000	0	-%
Ralla, Leslie M	200,000	3.6%	200,000	0	-%
Rypien, Brian	150,000	2.7%	150,000		-%
Strebinger, Judith	150,000	2.7%	150,000		-%
Uppal, Brian	200,000	3.6%	200,000	0	-%
Wong, Justin P	200,000	3.6%	200,000	0	-%

1)	Bintag Consulting, Route Du Village II, Finhaut 1925, Switzerland. R. Taragett-Adams is the beneficial owner who has the ultimate voting control over the shares held by this entity. Bintag Consulting purchased these shares utilizing its investment funds from its corporate bank account.
2)	Chedwick Marketing, Sussex House 128 Elgin Ave Grand Cayman, Cayman Islands KY1-9006. Rodney Verma is the beneficial owner who has the ultimate voting control over the shares held by this entity. Chedwick Marketing purchased these shares utilizing its investment funds from its corporate bank account.
3)	Holly Park Investments, 31 The Strand, 46 Canal Point Dr Grand Cayman, Cayman Islands KY1-1105, Jessica McRae is the beneficial owner who has the ultimate voting control over the shares held by this entity. Holly Park Investments purchased these shares utilizing its investment funds from its corporate bank account.
4)	Oceanside Strategies, 10 Market St #684 Grand Cayman, Cayman Islands KY1-9006, Dain Currie, is the beneficial owner who has the ultimate voting control over the shares held by this entity. Oceanside Strategies, Inc. purchased these shares utilizing its investment funds from its corporate bank account.
5)	Pigeon Rock Group, 10th Floor Adonis Building Bohara Al Khoury Rd, Beirut, Lebanon. A. K. Samer is the beneficial owner who has the ultimate voting control over the shares held by this entity. Pigeon Rock Group purchased these shares utilizing its investment funds from its corporate bank account.

Other than as described in the above table and accompanying footnotes or as further described below, (a) we have not made, and are not required to make, any potential payments to any selling stockholder, any affiliate of a selling stockholder, or any person with whom any selling stockholder has a contractual relationship regarding the Financing and (b) other than in connection with the financing, the selling stockholders have not had, and do not have, any material relationship with us except for their ownership of our common stock.

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PLAN OF DISTRIBUTION

The Selling Stockholders are underwriters as defined under the Securities Act of 1933. The offering of the Common Stock Unit is at a fixed price of $1.11 per Unit for the entire duration of the offering.

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time-to-time, sell any or all of their securities covered hereby at a fixed price of $1.11 per Unit for the entire duration of the offering.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

USE OF PROCEEDS

We will not receive proceeds from the sale of common stock units, shares of common stock, Series A, Series B, Series C and Series D warrants as well as the common stock underlying such units and warrants under this prospectus. We would, however, receive approximately $4,691,618 from the selling stockholders if they exercise their warrants in full on a cash basis, which we will use primarily for working capital purposes. The warrant holders may exercise their warrants at any time in accordance with the terms thereof until their expiration, as further described under “Description of Securities.” Additionally, the warrant holders are under no obligation to exercise their warrants. If they do not exercise their warrants, we will not receive any additional proceeds. Because the warrant holders may exercise the warrants largely in their own discretion, if at all, we cannot plan on specific uses of proceeds beyond application of proceeds to the purposes herein described. We have agreed to bear the expenses (other than any underwriting discounts or commissions or agent’s commissions) in connection with the registration of the common stock Units being offered hereby by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The offering of the Common Stock Unit consists of one share of common stock, $0.001 par value per share, and rights entitling the holder to receive Series A warrants, Series B warrants, Series C warrants, and Series D warrants, where each warrant can be exercised to allow the holder the right to purchase additional shares of common stock by the Selling Stockholders at a fixed price of $1.11 per Unit for the entire duration of the offering. The price of the Common Unit was established on basis of the average of the high and low prices of the Common Stock on the OTC Pink Sheets on January 10, 2018 within five business days prior to our original Registration Statement filing.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

Description Securities to be Registered

The Securities to be Registered include: Units, each consists of one share of common stock, $0.001 par value per share, and rights entitling the holder to receive Series A warrants, Series B warrants, Series C warrants, and Series D warrants, where each warrant can be exercised to allow the holder the right to purchase additional of common stock. These warrants have the same terms and provisions as each other, except that (a) the Series A warrants have an exercise price of $0.30 per share and expire on August 31, 2022; (b) the Series B warrants have an exercise price of $0.40 per share and expire on August 31, 2022; (c) the Series C warrants have an exercise price of $0.60 per share and expire on August 31, 2022; and (d) upon the exercise of the Class C Warrants, the Class D is cashless warrant of $0.40 and expires on August 31, 2022. Each warrant is exercisable on January 1, 2018. The exercise of the warrants is subject to certain exercise limitations, such that the holder may not exercise the warrants if such exercise results in the holder becoming the beneficial owner of more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise.

The warrants provide for the adjustment of the exercise price and number of shares issuable upon exercise of the warrants in connection with stock dividends and splits, such that the number of shares issuable upon exercise of the warrant is adjusted in proportion to the change in the number of shares outstanding and the aggregate exercise price of the warrant remains unchanged. If we directly or indirectly sell or grant any right with respect to our common stock or common stock equivalents at an effective price lower than the current exercise price of any of the Series A warrants, then the exercise price of the applicable warrants will be reduced to such lower price. In addition, if we grant, issue or sell any common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of common stock (and not the holder of the warrant), then each warrant holder will be entitled to acquire, upon the terms applicable to such purchase rights, the aggregate purchase rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the warrant. If we declare or make any dividend or other distribution of our assets to holders of our common stock, each warrant holder shall be entitled to participate in the distribution to the same extent that the holder would have participated therein if the holder had held the number of shares of stock acquirable upon complete exercise of the warrant. Other than as described above, the warrants do not contain anti-dilution provisions.

Upon the reclassification, reorganization or recapitalization of our common stock, our merger or consolidation with or into another entity, the consummation of a stock purchase agreement whereby more than 50% of the outstanding shares of the common stock are acquired by another person or entity, or a sale or other disposition of substantially all of our assets, the holder of each of the warrants is entitled to receive the number of shares of our common stock or the common stock of our successor or acquirer that such holder would have been entitled to receive immediately prior to such transaction, and the exercise price for such shares shall be adjusted based on the amount of any alternate consideration receivable as a result of such transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such transaction. The holder of the warrant may also require us or any successor entity to purchase the warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes value of the remaining unexercised portion of the warrant on the date of the consummation of the transaction.

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Authorized Capital Stock

Our authorized capital is 195,000,000 shares of common stock with a par value of $0.001 and 5,000,000 shares of preferred stock with a par value of $0.001.

Securities Issued and Outstanding

As of January 9, 2018, including the shares to be registered hereunder, there were issued and outstanding (i) 5,592,010 shares of common stock; (ii) warrants to purchase up to 11,039,100 shares of our common stock at exercise prices ranging from $0.30 to $0.60 per share; and (iii) 2,125,000 Series A Preferred Shares.

Description of Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Our articles of incorporation do not provide for cumulative voting in the election of directors. The holders of our common stock will be entitled to cash dividends as may be declared, if any, by our Board of Directors from funds available. Upon liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to receive pro rata all assets available for distribution to the holders.

Description of Preferred Stock

The Series A Preferred Shares carry a voting weight equal to ten (10) Common Shares. The shares of Series A Preferred Stock are not redeemable and cannot be converted into Common Shares, unless it is approved by the Board of Directors and agreed upon by the Series A Preferred Shareholders.

Transfer Agent

The transfer agent and registrar for our common and preferred stock is: Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725.

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Anti-Takeover Provisions of Nevada State Law

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of us or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of a controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires a certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

●	20% or more but less than 33 1/3%;
●	33 1/3% or more but less than or equal to 50%; or
●	more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation that:

●	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and
●	does business in Nevada directly or through an affiliated corporation.

These provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

●	the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;
●	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or
●	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation, and define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

●	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;
●	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or
●	representing 10% or more of the earning power or net income of the corporation.

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MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK AND RELATED MATTERS

Market Information

Our common stock is quoted on the OTC Pink Sheets under the symbol “ENZB.” There is no established public trading market for our common stock. The liquidity of our shares on the OTC Pink Sheets market is extremely limited, and prices quoted may not be a reliable indication of the value of our common stock.

EnzymeBioSystems Common Stock, $0.001 par value, was cleared for quotation on November 4, 2010, under the symbol: ENZB. The range of high and low closing trading price information for each quarter in the past two years is set forth below. These quotations reflect inter-dealer prices without retail mark-up, mark-down or commission. The prices have been adjusted to reflect the October 19, 2017, 1-for-20 reverse stock split of its stock.

Year ended June 30, 2017	High	Low
First Quarter	$1.26	$0.30
Second Quarter	$4.48	$0.228
Third Quarter	$4.00	$0.248
Fourth Quarter	$1.00	$0.20

Year ended June 30, 2016	High	Low
First Quarter	$47.80	$4.00
Second Quarter	$7.94	$3.00
Third Quarter	$3.00	$1.20
Fourth Quarter	$2.00	$0.40

Holders of Common Stock

As of January 9, 2018, there were approximately 49 holders of record of our common stock.

Dividends

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the financial statements and the related notes contained elsewhere in this prospectus. In addition to historical information, the following discussion contains forward looking statements based upon current expectations that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks described in the section entitled “Risk Factors” and elsewhere in this prospectus.

Company Overview

EnzymeBioSystems researches specialty enzymes and enzyme related products. We utilize enzyme technologies to develop commercial solutions for a broad range of applications within the specialty chemical industry. These markets are largely served by a small number of large, well-established businesses and research university centers. We plan to work collaboratively with those industrial companies to develop differentiated, high performance enzyme solutions for their target markets, and to leverage their well-developed distribution capabilities to better exploit commercial opportunities. Our enzyme technology will tie-in with development of new commercial biological active compounds. We hope we can develop specialty enzymes to eliminate the side effects and toxicity of the new commercially developed products. Our lead product is Amooranin where are pre-clinical studies suggest that Amooranin suppresses growth factor signaling, induces cell cycle arrest, and promotes apoptosis.

Management wants to continue its research with Amooranin that will lead to the filing of an Investigational New Drug Application (“IND”) with the U. S. Food and Drug Administration. It is still too early to determine if this project has any potential value for the Company, and there are no assurances that the Company will ever be able to obtain an IND for this compound.

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Results of Operations

Results of Operations for the year ended June 30, 2017 (audited)

We are presently in the development stage of our business and we can provide no assurance that we will be successful in finding a market for our specialty enzyme products. We do not anticipate earning any significant revenues until such time as we can produce and market specialty enzyme products.

For the year ended June 30, 2017, we had a net loss of $(95,793) as compared to a loss of $(125,359) for the same period last year. Our loss for the year ended June 30, 2017 was primarily attributable to officer compensation of $71,000, professional fees of $31,925, and other operating expenses of $7,868.

Results of Operations for the three months ended September 30, 2017 (unaudited)

During the three month period ended September 30, 2017, the Company did not generate any revenues. In addition, the Company does not expect to generate any profit for the next twelve months.

For the three months ending September 30, 2017, we experienced a net loss of $(25,445) or $(0.03) per share as compared to a net loss of $(20,699) or $(0.02) per share for the same period last year. The net loss for the three months ending September 30, 2017 was attributed to $16,500 in officers’ compensation, $7,500 in audit fees, and $1,845 in other general and administrative expense.

Revenues

The Company has generated no revenues since its inception. As of September 30, 2017, the Company had an accumulated deficit of $(1,247,796). There can be no assurances that the Company can achieve or sustain profitability or that the Company’s operating losses will not increase in the future.

Liquidity and Capital Resources

The Company is authorized to issue 195,000,000 shares of its $0.001 par value common stock and 5,000,000 shares of its $0.001 par value preferred stock. As of January 9, 2018, the Company has 5,592,010 shares of common stock issued and outstanding and 2,125,000 of its Series A Preferred Shares issued and outstanding. As of September 30, 2017, the Company had current assets of $219,259 and current liabilities of $4,100.

The Company has limited financial resources available, which has had an adverse impact on the Company’s liquidity, activities and operations. In order for the Company to remain a Going Concern it will need to find additional capital or generate revenues. Additional working capital may be sought through additional debt or equity private placements, additional notes payable to banks or related parties (officers, directors or stockholders), or from other available funding sources at market rates of interest, or a combination of these. The ability to raise necessary financing will depend on many factors, including the nature and prospects of any business to be acquired and the economic and market conditions prevailing at the time financing is sought. No assurances can be given that any necessary financing can be obtained on terms favorable to the Company, or at all.

Sources of Capital

In September, 2017, the Company began conducting a Private Offering, with accredited investors to help fund the Company. By the end of December, 2017, the Company sold 2,759,775 Common Units at a price of $0.20 per Unit. Each Unit consists of one share of post reverse stock split common stock, one Class A warrant exercisable at $0.30 per share of post reverse stock split common stock, one Class B warrant exercisable at $0.40 per share of post reverse stock split common stock and one Class C warrant exercisable at $0.60 per share of post reverse stock split common stock. The Offering provides that Berkeley Clinic, L.C. will maintain the same voting control of the Company that it held prior to the Offering. The offering and sale of the Units in this Offering are intended to be exempt from registration under the Act by virtue of Section 4(2) of the Act, and Rule 506.

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Net Cash Provided By Financing Activities

During the three months ended September 30, 2017, net cash provided by financing activities was $200,455 compared to net cash provided by financing activities of $0 for the fiscal year ended June 30, 2017. Net cash provided by financing activities through the three months ended September 30, 2017 consisted of $200,455 from the sale of Common Units received from our Offering, for the issuance and sale of common stock and warrants to purchase common stock.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that would be material to stockholders.

Going Concern

Our independent auditors included an explanatory paragraph in their report on the June 30, 2017 audited financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and our ability to achieve and maintain profitable operations.

Therefore, management plans to raise equity capital to finance the operating and capital requirements of the Company. While the Company is devoting its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

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INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our Common Stock was employed on a contingency basis. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Pursuant to Item 509 of Regulation S-K the interest of counsel is deemed substantial and needs to be disclosed if the fair market value of all securities of the registrant owned and received by counsel exceeds $50,000. Counsel is the Managing Member and owns 50% of Berkeley Clinic, LC, an Arizona limited liability company. Berkeley Clinic, LC owns 75,000 unregistered restricted common shares and 2,125,000 Series A Voting unregistered restricted Preferred shares of EnzymeBioSystems. Based on the number of shares owned, the interests of counsel is deemed substantial.

AUDITING MATTER

Our financial statements for the fiscal years ended June 30, 2017 and June 30, 2016 have been audited by Michael T. Studer CPA P.C., an independent registered public accounting firm located at 111 West Sunrise Highway, Second Floor East, Freeport, NY 11520 and have been included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with this Registration Statement will be passed upon the validity of the Common Stock offered under this Prospectus by The Law Offices of T. J. Jesky, 200 West Madison Suite 2100, Chicago, IL 60606. T. J. Jesky is a shareholder of the Registrant. This plan does not register any of his shares.

ORGANIZATION WITHIN THE LAST FIVE YEARS

The Company was organized June 26, 2009 (Date of Inception) under the laws of the State of Nevada, as EnzymeBioSystems. The Company became a fully reporting Company on December 18, 2009. The Company was cleared for quotation on the OTC-Pink Sheets on November 4, 2010, under the symbol: ENZB.

In the past five years, there has been changes in management; however, the Company’s business plan has not changed since inception.

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SHARES ELIGIBLE FOR FUTURE SALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. The shares of our common stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our “affiliates,” as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Rule 144

In general, Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, provides:

If the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.

If the issuer of the securities is not, or has not been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.

Except as provided in Rule 144, the amount of securities sold for the account of an affiliate of the issuer in reliance upon this section shall be determined as follows: If any securities are sold for the account of an affiliate of the issuer, regardless of whether those securities are restricted, the amount of securities sold, together with all sales of securities of the same class sold for the account of such person within the preceding three months, shall not exceed the greatest of: (A) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the issuer, or (B) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice required by paragraph (h) of Rule 144, or if no such notice is required the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (C) the average weekly volume of trading in such securities reported pursuant to an effective transaction reporting plan or an effective national market system plan during the four-week period specified in paragraph (e)(1)(ii) of Rule 144.

Special provisions for “Shell Companies”

The provisions of Rule 144 are not available for the resale of securities initially issued by a “shell company” which is defined as an issuer, other than a business combination related shell company, as defined in Rule 405, or an asset-backed issuer, as defined in Item 1101(b) of Regulation AB, that has no or nominal operations; and either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets; or an issuer that has been at any time previously an issuer described in paragraph (i)(1)(i) of Rule 144.

Another important factor to be considered while being deemed a “shell company” is that we could not file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan.

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There can be no assurance that we will be able to obtain any financing if or when it is needed on terms we deem acceptable due to being deemed a “shell company.” Any additional financing may not be available to us, or if available, may not be on terms favorable to us due to being deemed a “shell company.”

Notwithstanding paragraph (i)(1) of Rule 144, if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports, and has filed current “Form 10 information” with the SEC reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed “Form 10 information” with the SEC.

The term “Form 10 information” means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC.

In order for Rule 144 to be available, EnzymeBioSystems must have certain information publicly available. We plan to publish information necessary to permit transfer of shares of our common stock in accordance with Rule 144 of the Securities Act, in as much as we have filed the registration statement with respect to this prospectus.

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DESCRIPTION OF THE BUSINESS

History and Organization

The Company was organized June 26, 2009 (Date of Inception) under the laws of the State of Nevada, as EnzymeBioSystems. On September 17, 2017, the Company incorporated LCNS in Nevada, as a wholly owned subsidiary to conduct a marketing and licensing business operations for the Company.

Our Business

EnzymeBioSystems researches specialty enzymes and enzyme related products.

We utilize enzyme technologies to develop commercial solutions for a broad range of applications within the specialty chemical industry. These markets are largely served by a small number of large, well-established businesses and research university centers. We plan to work collaboratively with those industrial companies to develop differentiated, high performance enzyme solutions for their target markets, and to leverage their well-developed distribution capabilities to better exploit commercial opportunities. Our enzyme technology will tie-in with development of new commercial biological active compounds. We hope we can develop specialty enzymes to eliminate the side effects and toxicity of the new commercially developed products.

Enzyme Industry

Enzymes can be categorized as “enzyme inhibitors” and “enzyme activators.” Enzyme inhibitors are molecules that bind to enzymes and decrease their activity. Since blocking an enzyme’s activity can kill a pathogen or correct a metabolic imbalance, many drugs are enzyme inhibitors. Enzyme activators are molecules that bind to enzymes and increase their activity. These molecules are often involved in the allosteric [defined as having to do with a protein with a structure that is altered reversibly by a small molecule so that its original function is modified] regulation of enzymes in the control of metabolism. Both enzyme inhibitors and enzyme activators are currently used by many pharmaceutical and biotechnology companies in research and development of new drug compounds.

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Enzymes also can be used as pharmaceutical products. Enzymes as pharmaceuticals have two important features that distinguish them from all other types of pharmaceutical products. First, enzymes often bind and act on their targets with great affinity and specificity. Second, enzymes are catalytic and convert multiple target molecules to the desired products. These two features make for what are considered specialized enzymes that can accomplish therapeutic biochemistry in the body that small molecules cannot. These characteristics have resulted in the development of many enzyme drugs for a wide range of disorders, e.g. insulin and interferon.

Business Strategy

We foresee that our two areas of business opportunity, include: 1) buying raw materials to produce specialty enzymes in contract lab facilities; 2) contracting with CRO’s with the goal to obtain FDA approval to further test the enzymes.

We plan to deploy our enzyme technologies across diverse markets that represent commercial opportunities in helping us build visibility for EnzymeBioSystems. This includes building our reputation in the scientific community through trade publications and protecting our intellectual property and technology through the patent process.

We plan to use enzyme technologies to develop commercial solutions for a broad range of applications within the specialty chemical industry. These markets are largely served by a small number of large, well-established businesses and research university centers.

Through contract laboratories we currently have only limited resources and capability to develop, manufacture, or distribute specialty enzyme products on a limited scale. We will determine which specialty enzyme products to pursue independently based on various criteria, including: investment required, estimated time to market, regulatory hurdles, infrastructure requirements, and industry-specific expertise necessary for successful commercialization. At any time, we may modify our strategy and pursue collaborations for the development and commercialization of some specialty enzyme products that we had intended to pursue independently. In order for us to commercialize more specialty enzyme products directly, we plan to establish or obtain through outsourcing arrangements additional capability to develop, manufacture, market, sell, and distribute such products.

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Our Business Strategy

Management is evaluating an enzyme compound which it believes has a specific therapeutic value in fighting tumors, specifically breast tumors. Management has undertaken research to study its synthetic Amooranin compound, which the Company has developed in-house. Studies of Amooranin have already been completed in rats. Further, research is required to study Amooranin in a different animal species.

Amooranin is a triterpene acid with a novel structure isolated from the stem bark of Amoora rohituka, a tropical tree growing wild in India. Studies have demonstrated that multiple breast cancer cell lines respond to Amooranin in growth suppression assays. Mechanistic studies suggest that Amooranin suppresses growth factor signaling, induces cell cycle arrest, and promotes apoptosis. This is because the anti-neoplastic activity of the plant-derived compound of Amooranin is relatively weak.

Our founder developed a new synthetic analogue of this molecule by chemical transformations in an attempt to identify a more potent agent. One of these analogues, Amooranin-Me, was found to inhibit proliferation of several breast cancer cells with greater potency than the parent compound of Amooranin. Preliminary screening of Amooranin-Me in in-vitro experiments revealed some potenecy against breast cancer MCF-7 cells with concentrations down to the nanomolar range. All these studies indicate that Amooranin-Me is a promising drug with potential to be used for human breast cancer prevention.

The Company has moved further along with the process of evaluating an enzyme compound which they believe has specific therapeutic value in fighting tumors. In an effort to evaluate this compound, management has had a series of meetings with various contract research organizations to enlist their expertise in performing animal studies. The research will study the use of an antitumor natural product called amooranin. Specifically, the two areas of this study will include: 1) an exam of the in vitro cytotoxicity of amooranin against hepatocellular carcinoma cells, and 2) investigate the dose responsive antitumor actions of amooranin against chemically induced hepatic tumorgenesis in rats and dogs.

Management wants to continue its research with Amooranin that will lead to the filing of an Investigational New Drug Application (“IND”) with the U. S. Food and Drug Administration. It is still too early to determine if this project has any potential value for the Company, and there are no assurances that the Company will ever be able to obtain an IND for this compound.

As of the date of this report, management of the Company has identified an independent chemical laboratory that can produce sufficient quantities of amooranin to proceed with the required animal studies. A small preclinical batch of methyl amooranin has been manufactured by the independent chemical laboratory. This preclinical batch is not large enough to sufficiently test in several animal studies needed to obtain an IND.

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Competition

Our competitors have substantially greater financial, technical, and marketing resources than we do and may succeed in developing products that would render our products obsolete or noncompetitive. In addition, many of these competitors have significantly greater experience than we do in their respective fields. Our ability to compete successfully will depend on our ability to develop proprietary products that reach the market in a timely manner and are technologically superior to, and/or are less expensive than, other products on the market. Current competitors or other companies may develop technologies and products that are more effective than ours. Our technologies and products may be rendered obsolete or uneconomical by technological advances or entirely different approaches developed by one or more of our competitors. The existing approaches of our competitors or new approaches or technology developed by our competitors may be more effective than those developed by us.

Any enzyme products that we develop will compete in multiple, highly competitive markets. For example, Codexis, Maxygen, Inc., Evotec, and Xencor have alternative evolution technologies. Integrated Genomics Inc., Myriad Genetics, Inc., and ArQule, Inc. perform screening, sequencing, and/or bioinformatics services. Novozymes A/S, Verenium Corporation, Genencor International Inc. and MPBiomedicals are involved in development, over expression, fermentation, and purification of enzymes. Many of these competitors have significantly greater financial and human resources than we do. We believe that the principal competitive factors in our market are access to genetic material, technological experience and expertise, and proprietary position.

EnzymeBioSystems’ Funding Requirements

Future funding could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company’s business, results of operations and financial condition. Any future acquisitions of other businesses, technologies, services or product(s) might require the Company to obtain additional equity or debt financing, which might not be available on terms favorable to the Company, or at all, and such financing, if available, might be dilutive.

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Patent, Trademark, License and Franchise Restrictions and Contractual Obligations and Concessions

We do not have any trademarks. In 2012, the two founders of the Company, along with a third party, as inventors, filed Patent Application # 14/369339 entitled “Amooranin Compounds and Analogs Thereof and Related Methods of Use.” The U.S. Patent Office informed us that they published the aforementioned pending Patent on December 4, 2014 (Publication No. 2014-0357711A1).

On November 28, 2017, we received from the U.S. Patent Office, Patent No. 9828326.

We plan to rely on trade secrets, technical know-how, and continuing invention to develop and maintain our competitive position. We will take security measures to protect our trade secrets, proprietary know-how and technologies, and confidential data and continue to explore further methods of protection. Our policy is to execute confidentiality agreements with our employees and consultants upon the commencement of an employment or consulting arrangement with us. These agreements generally require that all confidential information developed or made known to the individual by us during the course of the individual’s relationship with us be kept confidential and not disclosed to third parties. These agreements also generally provide that inventions conceived by the individual in the course of rendering services to us shall be our exclusive property.

Research and Development Activities and Costs

Research and development expenses related to our specialty enzyme business include costs related to ongoing bioprocess development and manufacturing process yield improvements. For the fiscal years ended June 30, 2017 and 2016, the Company spent $0 and $11,080, respectively, in product research and development.

Effect of Government Regulation on Business

We are subject to various federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees.

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Non-drug biologically derived products, such as the specialty enzymes we plan to produce are regulated in the United States based on their application, by either the United States Food and Drug Administration, (“FDA”), the Environmental Protection Agency, (“EPA”) in the case of plants and animals, or the United States Department of Agriculture (“USDA”). In addition to regulating drugs, the FDA also regulates food and food additives, feed and feed additives, and Generally Recognized As Safe substances used in the processing of food. The EPA regulates biologically derived chemicals not within the FDA’s jurisdiction. Although the food and industrial regulatory process can vary significantly in time and expense from application to application, the timelines generally are shorter in duration than the drug regulatory process.

In the United States, transgenic agricultural products may be reviewed by the FDA, EPA, and USDA, depending on the plant and the trait engineered into it. The regulatory process for these agricultural products can take up to five years of field testing under USDA oversight, and up to another two years for applicable agencies to complete their reviews. At this time, we do not anticipate producing any enzymes that would require FDA approval. Our processes would include combining enzymes that have already been approved the FDA.

Even after investing significant time and expenditures, we may not obtain regulatory approval for our enzyme products that incorporate technologies that have not been approved for commercialization in the United States or elsewhere. For example, the EPA regulates biologically derived chemical substances not within the FDA’s jurisdiction. An unfavorable EPA ruling could delay commercialization or require modification of the production process resulting in higher manufacturing costs, thereby making the product uneconomical. In addition, the USDA may prohibit genetically engineered plants from being grown and transported except under an exemption, or under controls so burdensome that commercialization becomes impracticable. Our future products may not be exempted by the USDA. In addition, new laws, new interpretations of existing laws, increased governmental enforcement of environmental laws, or other developments could require us to make additional significant expenditures.

We will be subject to various federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and health and safety issues.

Outside of the United States, scientifically-based standards, guidelines and recommendations pertinent to transgenic and other products intended for the international marketplace are being developed by, among others, the representatives of national governments within the jurisdiction of the standard-setting bodies, including Codex Alimentarius, the International Plant Protection Convention, and the Office des International Epizooties. The use of the existing standard-setting bodies to address concerns about products of biotechnology is intended to harmonize risk-assessment methodologies and evaluation of specific products or classes of products.

In the future we may be subject to additional laws, regulations, policies, approvals and the like of federal, state, local, municipal, foreign and other bodies.

Compliance With Environmental Laws

We seek to comply with all applicable statutory and administrative requirements concerning environmental quality. We have made, and will continue to make, expenditures for environmental compliance and protection. Expenditures for compliance with environmental laws have not had, and are not expected to have, a material effect on our capital expenditures, results of operation or competitive position.

Employees

John Dean Harper is the sole officer and director for the Company. Mr. Harper performs all of the job functions for the Company. The Company has no intention at this time to add employees until it can become a profitable entity. The Company from time to time may retain independent consultants in connection with its operations.

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(i)	The Company’s performance is dependent on the performance of its officers. In particular, the Company’s success depends on their ability to develop a business strategy which will be successful for the Company.

(ii)	The Company does not carry key person life insurance on any of its personnel. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the business, results of operations and financial condition of the Company. The Company’s future success also depends on its ability to retain and attract highly qualified technical and managerial personnel.

(iii)	There can be no assurance that the Company will be able to retain its key managerial and technical personnel or that it will be able to attract and retain additional highly qualified technical and managerial personnel in the future. The inability to attract and retain the technical and managerial personnel necessary to support the growth of the Company’s business, due to, among other things, a large increase in the wages demanded by such personnel, could have a material adverse effect upon the Company’s business, results of operations and financial condition.

Properties

We currently lease office space at 8250 W. Charleston Blvd., Suite 120, Las Vegas, NV 89117. Our current sublease agreement for that space, expires on December 31, 2017 and our rent payments thereunder are $1,000 per month.

We believe that our current facilities will be adequate for our needs for the next 12 months, although we may lease additional property for additional research and development space.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth certain information regarding our current director and executive officers. Our executive officers serve one-year terms. Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current director and executive officers.

Name	Age	Position & Offices Held

John Dean Harper	55	CEO/Corporate Secretary/Chief Financial Officer (Treasurer)/Director

All directors hold office until the next annual meeting of stockholders of the Company and until their successors have been elected and qualified. Directors currently receive no fees for services provided in that capacity.

Set forth below is a brief description of the background and business experience of our officers and directors.

John Dean Harper, Esq., CEO/Corporate Secretary/Chief Financial Officer/Director

Mr. John Dean Harper, Esq., is a practicing attorney in Las Vegas, NV. He was appointed as Corporate Secretary and Interim Accounting Officer because of his years of experience as general counsel for the Las Vegas Police Protective Association. Metro, Inc. and his experience forming and running public companies.

Mr. Harper currently has a private law practice focusing primarily on corporate law, labor/employment and litigation.

Work Experience:

Dates Name of Organization Job Title

2015-Present Thunderhill Consulting Limited, Owner

2014-Present RD Heritage Group, LLC, Manager

1996-Present Las Vegas Police Protective Assoc. Civilian Employees, Inc., Outside General Counsel

1996-Present John Dean Harper, Harper Law Office

1996-2013 Nevada Conf. of Police and Sheriffs, General Counsel

1999-2013 Las Vegas Police Protective Assoc., Chief General Counsel

2007-2010 Tone in Twenty, President, Treasurer, Director

2001-2005 Absolute Glass Protection, Inc., Pres., Treasurer, Director

1999-Present Injured Police Officers Fund, General Counsel

2000-2002 Lock-Gun.com, President

1999-2002 Starbase-1 Coffee Co. Ltd., President

1996-1998 Gugino & Schwartz, Assoc. Attorney

1991-1995 Redmon & Harper, Partner

1989-1991 Schottenstein, Zox and Dunn, Assoc. Attorney

1986-1989 Univ. of Cincinnati, College of Law, Law Student

Education: Mr. Harper is a graduate of Ohio University in Athens, Ohio with a Bachelors of Business Administration Degree, and a double major in Business Pre-Law and General Business. He is also a graduate of the University of Cincinnati, College of Law with a Juris Doctor.

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Involvement in Certain Legal Proceedings

Our director, executive officer and control persons have not been involved in any of the following events during the past ten years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4.	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

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5.	was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

a.	Any Federal or State securities or commodities law or regulation; or

b.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

c.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Term of Office

In accordance with our Bylaws, our directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders or until their successor has been duly elected and qualified, or until their earlier death, resignation or removal.

Audit Committee

The company does not presently have an Audit Committee. No qualified financial expert has been hired because the company is too small to afford such expense.

Committees and Procedures

(1)	The registrant has no standing audit, nominating and compensation committees of the Board of Directors, or committees performing similar functions. The Board acts itself in lieu of committees due to its small size.

(2)	The view of the board of directors is that it is appropriate for the registrant not to have such a committee because its director participate in the consideration of director nominees and the board and the company are so small.

(3)	The members of the Board who acts as nominating committee is not independent, pursuant to the definition of independence of a national securities exchange registered pursuant to section 6(a) of the Act (15 U.S.C. 78f(a).

(4)	The nominating committee has no policy with regard to the consideration of any director candidates recommended by security holders, but the committee will consider director candidates recommended by security holders.

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(5)	The basis for the view of the board of directors that it is appropriate for the registrant not to have such a policy is that there is no need to adopt a policy for a small company.

(6)	The nominating committee will consider candidates recommended by security holders, and by security holders in submitting such recommendations.

(7)	There are no specific, minimum qualifications that the nominating committee believes must be met by a nominee recommended by security holders except to find anyone willing to serve with a clean background.

(8)	The nominating committee’s process for identifying and evaluation of nominees for director, including nominees recommended by security holders, is to find qualified persons willing to serve with a clean backgrounds. There are no differences in the manner in which the nominating committee evaluates nominees for director based on whether the nominee is recommended by a security holder, or found by the board.

Code of Ethics

We have not adopted a Code of Ethics for the Board and any salaried employees.

Family Relationships

No family relationships exist between our sole directors or executive officers of the Company.

42

EXECUTIVE COMPENSATION

The following table sets forth certain compensation information for: (i) each person who served as the chief executive officer of our company at any time during the years ended June 30, 2017 and 2016 regardless of compensation level, and (ii) each of our other executive officers, other than the chief executive officer, serving as an executive officer at any time during the fiscal years ended June 30, 2017 and 2016. The foregoing persons are collectively referred to herein as the “Named Executive Officers.”

EnzymeBioSystems Summary Compensation Table

		Year				Other
	Principal	Ended	Salary	Bonus	Awards	Compensation		Total
Name	Position	June 30,	($)	($)	($)	($)		($)

Gary Rojewski	Former CEO	2017	48,000	0	*	0		48,000
Appointed: 06/02/2014	Director	2016	48,000	0	*	0		48,000
Resigned: 12/27/2017

John Dean Harper	CEO, Corp Secretary/CFO	2017	23,000	0	0	0		23,000
Appointed: 09/21/2015	Officer	2016	20,000	0	0	0		20,000

Edward Zimmerman III	Former Chief	2017	0	0	0	0		0
Appointed: 10/20/2014	Financial Officer	2016	3,000	0	0	10,320	**	13,320
Terminated: 09/21/2015

Ashot Martirosyan	Chief Scientific	2016	0	0	0	0		0
Appointed	Officer
6/26/2009
Deceased: 6/24/2016

*Mr. Rojewski received 2,000,000 common shares, in December 2017, as part of his compensation package.

** Unauthorized expenses.

43

We do not maintain key-man life insurance for our executive officers/directors. We do not have any long-term compensation plans, stock option plans or employment agreements with our executive officers/directors.

Stock Option Grants

We did not grant any stock options to executive officers or directors from inception through fiscal year ended June 30, 2017.

Outstanding Equity Awards at 2016 Fiscal Year-End

We did not issue any outstanding equity awards in the fiscal year ended June 30, 2017 or June 30, 2016.

Option Exercises for Fiscal Year ending June 30, 2017

There were no options exercised by our named executive officers in fiscal 2017 or 2016.

Potential Payments Upon Termination or Change in Control

We have not entered into any compensatory plans or arrangements with respect to our named executive officers, which would in any way result in payments to such officer(s) because of their resignation, retirement, or other termination of employment with us or our subsidiaries, or any change in control of, or a change in their responsibilities following a change in control.

Director Compensation

Our directors were not paid any director fees during the fiscal year ended June 30, 2017 or June 30, 2016.

Employment Agreements

We do not have any employment agreements with our officers/directors. We do not maintain key-man life insurance for any our executive officers/directors. We do not have any long-term compensation plans or stock option plans.

Equity Incentive Plan

We have not adopted an equity incentive plan, and no stock options or similar instruments have been granted to any of our officers or directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The sole officer/director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, our sole officer/director may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

44

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The following table presents information, to the best of our knowledge, about the ownership of our common stock on January 9, 2018 relating to those persons known to beneficially own more than 5% of our capital stock and by our named executive officers and directors.

Beneficial ownership is determined in accordance with the rules of the U. S. Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60-days after January 9, 2018 pursuant to options, warrants, conversion privileges or other right.

The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the U. S. Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of EnzymeBioSystems’ common stock.

Except with respect to warrants to be issued to investors in our Private Offering (see Note 8 to the June 30, 2017 financial statements), we do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

45

Shares Beneficially Owned
					% of Total
	Common		Voting Preferred		Voting
Name of Beneficial Owner	Shares	%	Shares	%	Power(1)
Named Executive Officers and Directors:

John Dean Harper, Chief Executive Officer, Corporate Secretary and CFO	-	0%		-	-

All executive officers and directors as a group ( 1 person)	75,000	1.3%		-	0.3%

Other 5% Stockholders

Gary Rojewski	2,000,000	35.8%		-	7.5%

Oceanside Strategies(2)	400,000	7.1%			1.5%

Berkeley Clinic LC (1)(3)	75,000	1.3%	2,125,000	100%	79.4%

(1)	Percentage of total voting power represents voting power with respect to all shares of our common stock (5,592,010 issued and outstanding) and Preferred Voting stock (2,125,000 shares issued and outstanding), as a single class. The holders of our Preferred Voting Stock are entitled to ten votes per share, and holders of our common stock are entitled to one vote per share. The 2,125,000 preferred shares have voting rights equal to 20,000,000 common shares. Percentage of Total Voting Power is calculated based on an aggregate of 26,842,010 (5,592,010 common + 21,250,000 Preferred Voting Rights) shares issued and outstanding.

(2)	Oceanside Strategies, 10 Market St #684 Grand Cayman, Cayman Islands KY1-9006, Dain Currie, is the beneficial owner who has the ultimate voting control over the shares held by this entity.

(3)	Berkeley Clinic, LC, an Arizona Limited Liability Company, POB 2742, Scottsdale, AZ 85252. T. J. Jesky is the managing member and beneficial owner who has the ultimate voting control over the shares held by this entity.

We are not aware of any arrangements that may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

46

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have not entered into separate indemnification agreements with any of our directors or officers. The Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Article V of our bylaws, entitled “Indemnity” provide that we will indemnify our directors and officers to the fullest extent permissible under Nevada law if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action, had no reasonable cause to believe such conduct was unlawful. Our bylaws allow the Board to purchase and maintain insurance or make other financial arrangements on behalf of any individual entitled to indemnity. Our bylaws also provide that we will advance all expenses incurred to any person entitled to indemnity upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to indemnification.

Our bylaws provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

At present, there is no pending litigation or proceeding involving any of our directors or officers regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXPERTS

Michael T. Studer CPA P.C., an independent registered public accounting firm, has audited our financial statements for the years ended June 30, 2017 and 2016, as stated in its report appearing herein, and such audited financial statements have been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

The Law Offices of T. J. Jesky has opined on the validity of the shares of common stock being offered hereby.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the public reference room and its copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC, which are available free of charge. The address of the website is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock and warrants being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference room and website referred to above.

47

Index to Financial Statements

EnzymeBioSystems Financial Statements

June 30, 2017

(Audited)

September 30, 2017

(Unaudited)

(A) The year ended June 30, 2017 financial statements are identical to the financial statements included in our June 30, 2017 Form 10-K filed with the SEC on October 13, 2017. These financial statements do not retroactively reflect the October 19, 2017 1-for-20 reverse stock split of our Common Stock and our Series A Preferred Stock.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of EnzymeBioSystems

I have audited the accompanying balance sheets of EnzymeBioSystems (the “Company”) as of June 30, 2017 and 2016 and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EnzymeBioSystems as of June 30, 2017 and 2016 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.

Freeport, New York

October 12, 2017

F-1a

EnzymeBioSystems

Balance Sheets

	June 30, 2017	June 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$41,249	$140,042
Prepaid expense	3,000	-
Total current assets	44,249	140,042

TOTAL ASSETS	$44,249	$140,042

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$100	$100
Accrued expenses	4,000	4,000
Total current liabilities and total liabilities	4,100	4,100

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, 2,500,000 and 2,500,000 shares of Series A Preferred Stock issued and outstanding as of June 30, 2017 and 2016, respectively	2,500	2,500

Common stock, $0.001 par value, 195,000,000 shares authorized, 16,641,822 and 16,641,822 shares issued and outstanding as of June 30, 2017 and 2016, respectively	16,642	16,642

Additional paid-in capital	1,243,358	1,243,358
Accumulated deficit	(1,222,351)	(1, 126,558)
Total Stockholders’ Equity	40,149	135,942

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$44,249	$140,042

The accompanying notes are an integral part of these financial statements.

F-2a

EnzymeBioSystems

Statements of Operations

	For the year ended June 30, 2017	For the year ended June 30, 2016

Revenue	$-	$

Operating expenses:
Officers’ compensation	71,000		71,000
Professional fees	31,925		28,825
Research and development	-		11,080
Unauthorized expenses	-		10,320
Other	7,868		4,134
Total operating expenses	110,793		125,359

Loss from operations	(110,793)		(125,359)

Other income – net:
Proceeds from sale of subsidiary	25,000		-
Consulting fees relating to sale of subsidiary	(10,000)		-
Other income-net	15,000		-

Net (Loss)	$(95,793)		$(125,359)
Weighted average number of common shares outstanding - basic and diluted	16,641,822		16,641,822

Net loss per common share - basic and diluted	$(0.01)		$(0.01)

The accompanying notes are an integral part of these financial statements.

F-3a

EnzymeBioSystems

Statements of Stockholders’ Equity

	Series A Preferred Stock		Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, June 30, 2015	2,500,000	$2,500	16,641,822	$16,642	$1,243,358	$(1,001,199)	$261,301

Net (loss) for the year	-	-	-	-	-	(125,359)	(125,359)

Balance, June 30, 2016	2,500,000	$2,500	16,641,822	$16,642	$1,243,358	$(1,126,558)	$135,942

Net (loss) for the year	-		-	-	-	(95,793)	(95,793)

Balance, June 30, 2017	2,500,000	$2,500	16,641,822	$16,642	$1,243,358	$(1,222,351)	$40,149

The accompanying notes are an integral part of these financial statements.

F-4a

EnzymeBioSystems

Statements of Cash Flows

	For the year ended June 30, 2017	For the year ended June 30, 2016

OPERATING ACTIVITIES
Net Loss	$(95,793)	$(125,359)
Adjustment to reconcile net loss to net cash used by operating activities
Changes in operating assets and liabilities
Accounts Payable	-	(1,900)
Accrued expenses	-	(3,068)
Prepaid expense	(3,000)	-
Due to Related Party	-	(102)

Cash (used) by operating activities	(98,793)	(130,429)

INVESTING ACTIVITIES	-	-

FINANCING ACTIVITIES	-	-

NET INCREASE (DECREASE) IN CASH	(98,793)	(130,429)
CASH - BEGINNING OF THE PERIOD	140,042	270,471
CASH - END OF THE PERIOD	$41,249	$140,042

SUPPLEMENTAL DISCLOSURES:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

F-5a

EnzymeBioSystems

Notes to Financial Statements

June 30, 2017 and 2016

NOTE 1 - GENERAL ORGANIZATION AND BUSINESS

EnzymeBioSystems (the “Company”) was incorporated under the laws of the state of Nevada on June 26, 2009. The Company was organized to conduct any lawful business. The Company contract manufactures specialty enzymes and enzyme related products. To date, the Company has had no revenues.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The basis is United States generally accepted accounting principles.

Earnings per Share

The basic earnings (loss) per common share is calculated by dividing the Company’s net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Research and development costs

Research and development costs are expensed as incurred. The amounts of costs expensed for the years ended June 30, 2017 and 2016 were $0 and $11,080, respectively.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

F-6a

EnzymeBioSystems

Notes to Financial Statements

June 30, 2017 and 2016

Year-end

The Company has selected June 30 as its year-end.

Advertising

Advertising is expensed when incurred. There has been no advertising during the periods presented herein.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

The Company applies the provisions of ASC 605, Revenue Recognition (“ASC 605”). ASC 605 provides guidance on the recognition, presentation and disclosure of revenue in financial statements. ASC 605 outlines the basic criteria that must be met to recognize revenue and provides guidance for the disclosure of revenue recognition policies. The Company will recognize revenue related to product sales when (i) persuasive evidence of the arrangement exists, (ii) shipment has occurred, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. For the period from June 26, 2009 (inception) to June 30, 2017, the Company has not recognized any revenues.

Recent accounting pronouncements

Certain accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet effective and therefore have not yet been adopted by the Company. The impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

F-7a

EnzymeBioSystems

Notes to Financial Statements

June 30, 2017 and 2016

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred net losses of $(1,222,351) for the period from June 26, 2009 (inception) to June 30, 2017. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.

Management plans to raise additional capital through private placements and public offerings of its common stock (see Note 8). However, there is no assurance that the Company will raise sufficient capital to implement its business plan. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might arise from the outcome of this uncertainty.

F-8a

EnzymeBioSystems

Notes to Financial Statements

June 30, 2017 and 2016

NOTE 4. STOCKHOLDERS’ EQUITY

The Company is authorized to issue up to 5,000,000 shares of its $0.001 par value preferred stock and up to 195,000,000 shares of its $0.001 par value common stock.

The shares of Series A Preferred Stock are not redeemable and cannot be converted into Common Shares, unless it is approved by the Board of Directors and agreed upon by the Series A Preferred Shareholders. The shares of Series A Preferred Stock have no dividend rights but have a liquidation preference for funds paid for the Series A Preferred Stock shares. The Series A Preferred Shares carry a voting weight equal to ten (10) Common Shares per share of Series A Preferred Stock.

NOTE 5. OTHER INCOME - NET

On March 24, 2017, the Company received $25,000 from Her Imports for the sale of the remaining capital stock of Shareholder Acquisition Corp. (“SAC”), an entity formed by the Company on January 10, 2017, following a dividend spin-off of a total of approximately 24,125 shares of SAC capital stock (1 share of SAC capital stock for each 800 shares of Company common and preferred stock owned) to the Company’s stockholders of record on January 30, 2017. In connection with the transaction, the Company paid two consultants affiliated with our controlling stockholder Berkeley Clinic, LC a total of $10,000 in March 2017. The Company has reflected other income - net of $15,000 in the accompanying Statement of Operations for the year ended June 30, 2017.

F-9a

EnzymeBioSystems

Notes to Financial Statements

June 30, 2017 and 2016

NOTE 6 - RELATED PARTY TRANSACTIONS

On September 21, 2015, the Company’s then chief financial officer (appointed October 20, 2014) was dismissed for his alleged payment of unauthorized expenses totaling approximately $36,018 ($25,698 in the year ended June 30, 2015 and $10,320 in the six months ended December 31, 2015). The Company’s officers filed a criminal complaint and on January 26, 2017, the Company’s former chief financial officer entered into a Guilty Plea Agreement, in Nevada District Court, Case Number C-16-319713-1, using an Alford plea to attempted theft. He was ordered to pay restitution to the Company of $25,000 over the next three years. On July 7, 2017 and September 8, 2017 the Company received a total of $400 of the $25,000 ordered restitution.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 - PROVISION FOR INCOME TAXES

The Company accounts for income taxes under ASC 740, “Accounting for Income Taxes”, which requires use of the liability method. ASC 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

F-10a

EnzymeBioSystems

Notes to Financial Statements

June 30, 2017 and 2016

Note 7 - PROVISION FOR INCOME TAXES - Continued)

The provision for (benefit from) income taxes differs from the amount computed by applying the statutory federal income tax rate to income (loss) before provision for income taxes. The sources and tax effects of the differences are as follows:

	Year Ended June 30
	2017	2016

Expected tax at 35%	$(33,528)	$(43,875)
Increase in valuation allowance	33,528	43,875
Provision for (benefit from) income taxes	$-	$-

Deferred tax assets as of June 30, 2017 and June 30, 2016 are calculated as follows:

	2017	2016
Deferred tax assets:
Net operating loss carry forward	$427,823	$394,295
Less: valuation allowance	(427,823)	(394,295)
Net deferred tax assets	$-	$-

During the year ended June 30, 2017, the Company recorded an increase in the valuation allowance of $33,528, as compared to $43,875 for the previous year, on the deferred tax assets to reduce the total to an amount that management believes will ultimately be realized. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. There was no other activity in the valuation allowance account during the year ended June 30, 2017.

The net operating loss carryforward of approximately $1,222,351 at June 30, 2017 expires commencing in year 2029.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a significant change in ownership occur, net operating loss carryforwards may be limited as to use in the future.

The Company has no tax positions. All tax years remain subject to examination by taxing jurisdictions.

F-11a

EnzymeBioSystems

Notes to Financial Statements

June 30, 2017 and 2016

NOTE 8 – SUBSEQUENT EVENTS

The Company filed a Definitive Information Statement on September 15, 2017 to announce a 1 for 20 reverse stock split. The reverse stock split is scheduled to take place in October, 2017, based on final approval from FINRA.

In September, 2017, the Company began conducting a Private Offering, with accredited investors to help fund the Company. The Company is offering up to 3,750,000 Common Units at a price of $0.20 per Unit. Each Unit consists of one share of post reverse stock split common stock, one Class A warrant exercisable at $0.30 per share of post reverse stock split common stock, one Class B warrant exercisable at $0.40 per share of post reverse stock split common stock and one Class C warrant exercisable at $0.60 per share of post reverse stock split common stock. The Offering provides that Berkeley Clinic, LC (holder of 1,500,000 shares of Common Stock and 2,500,000 shares of Series A Preferred Stock) will maintain the same 63.6% voting control of the Company that it held prior to the Offering. The offering and sale of the Units in this Offering are intended to be exempt from registration under the Act by virtue of Section 4(2) of the Act, and Rule 506. As of the end of September, 2017, the Company has raised approximately $200,000.

On September 17, 2017, the Company incorporated LCNS in Nevada as a wholly owned subsidiary to conduct different business operations than the Company.

F-12a

EnzymeBioSystems

Condensed Interim Balance Sheets

	September 30, 2017	June 30, 2017
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$213,259	$41,249
Prepaid expense	6,000	3,000
Total current assets	219,259	44,249

TOTAL ASSETS	$219,259	$44,249

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$100	$100
Accrued expenses	4,000	4,000
Total current liabilities	4,100	4,100

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, 125,000 and 125,000 shares of Series A Preferred Stock issued and outstanding as of September 30, 2017 and June 30, 2017, respectively	125	125
Common stock, $0.001 par value, 195,000,000 shares authorized, 1,834,510 and 832,235 shares issued and outstanding as of September 30, 2017 and June 30, 2017, respectively	1,835	832
Additional paid-in capital	1,460,995	1,261,543
Accumulated deficit	(1,247,796)	(1,222,351)
Total stockholders’ equity	215,159	40,149
TOTAL LIABILITIES AND STOCKHOLDERS’
EQUITY	$219,259	$44,249

The accompanying notes are an integral part of these financial statements.

F-1b

EnzymeBioSystems

Condensed Interim Statements of Operations

(Unaudited)

	For the three months ended Sept 30, 2017	For the three months ended Sept 30, 2016

Revenue	$-	$-

Operating expenses:
Officers’ compensation	16,500	18,000
Professional Fees	7,500	7,500
Other	1,845	2,002
Total operating expenses	25,845	27,502

Loss from operations	(25,845)	(27,502)

Other income - net
Restitution from former officer	400	-
Other income - net	400	-

Net (Loss)	$(25,445)	$(20,699)

Weighted average number of common shares outstanding - basic and diluted	963,633	832,235

Net loss per common share - basic and diluted	$(0.03)	$(0.02)

The accompanying notes are an integral part of these financial statements.

F-2b

EnzymeBioSystems

Condensed Interim Statements of Cash Flows

(Unaudited)

	For the three months ended September 30, 2017	For the three months ended September 30, 2016

OPERATING ACTIVITIES
Net Loss	$(25,445)	$(27,502)
Changes in operating assets and liabilities
Prepaid expenses	(3,000)	-
Accounts payable	-	-
Accrued expenses	-	-

Cash (used) by operating activities	(28,445)	(27,502))

FINANCING ACTIVITIES
Proceeds from sale of Units	200,455
Net cash provided by financing activities	200,455	-

NET INCREASE (DECREASE) IN CASH	172,010	(27,502)
CASH - BEGINNING OF THE PERIOD	41,249	140,042
CASH - END OF THE PERIOD	$213,259	$112,540

SUPPLEMENTAL DISCLOSURES:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

F-3b

EnzymeBioSystems

Notes to the Condensed Interim Financial Statements

September 30, 2017

(Unaudited)

NOTE 1 - CONDENSED INTERIM FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2017 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s June 30, 2017 audited financial statements. The results of operations for the period ended September 30, 2017 are not necessarily indicative of the operating results for the full year.

Basis of Presentation

In the opinion of management, the accompanying balance sheets and related interim statements of operations and cash flows include all adjustments, consisting only of normal recurring items, necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Preparing financial statements requires management to make estimates and assumptions the affect the reported amounts of assets, liabilities, revenue and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Interim results are not necessarily indicative of results for a full year. The information included in this Form 10-Q should be read in conjunction with information included in the Form 10-K.

Reverse Stock Split

Effective October 19, 2017, the Company effected a 1-for-20 reverse stock split of its common stock (which reduced the issued and outstanding shares of common stock from 16,641,822 shares to 832,235 shares) and its Series A Preferred Stock (which reduced the issued and outstanding shares of Series A Preferred Stock from 2,500,000 shares to 125,000 shares). The accompanying financial statements retroactively reflect this reverse stock split.

F-4b

EnzymeBioSystems

Notes to the Condensed Interim Financial Statements

September 30, 2017

(Unaudited)

NOTE 2 - GOING CONCERN

These condensed financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of September 30, 2017, the Company has not recognized any revenues and has accumulated operating losses of approximately $(1,247,796) since inception. The Company’s ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. Management plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used to further development of the Company’s products, to provide financing for marketing and promotion, to secure property and equipment, and for other working capital purposes. While the Company is putting forth its best efforts to achieve the above plans, there is no assurance that any such activity will generate sufficient funds necessary to continue operations.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might arise from the outcome of this uncertainty.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

The Company will apply the provisions of ASC 605, Revenue Recognition (“ASC 605”). ASC 605 provides guidance on the recognition, presentation and disclosure of revenue in financial statements. ASC 605 outlines the basic criteria that must be met to recognize revenue and provides guidance for the disclosure of revenue recognition policies. The Company will recognize revenue related to product sales when (i) persuasive evidence of the arrangement exists, (ii) shipment has occurred, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. For the period from June 26, 2009 (inception) to September 30, 2017, the Company has not recognized any revenues.

Recent accounting pronouncements

Certain accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet effective and therefore have not yet been adopted by the Company. The impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

F-5b

EnzymeBioSystems

Notes to the Condensed Interim Financial Statements

September 30, 2017

(Unaudited)

NOTE 4 - STOCKHOLDERS’ EQUITY

The Company is authorized to issue up to 5,000,000 shares of its $0.001 par value preferred stock and up to 195,000,000 shares of its $0.001 par value common stock.

The shares of Series A Preferred Stock carry a voting weight equal to 10 shares of common stock per share of Series A Preferred Stock, are not redeemable, and cannot be converted into Common Shares unless it is approved by the Board of Directors and agreed upon by the Series A Preferred Shareholders. The shares of Series A Preferred stock have no dividend rights but have a liquidation preference for funds paid for the Series A Preferred Stock shares.

In September, 2017, the Company began conducting a Private Offering, with accredited investors to help fund the Company. The Company is offering up to 3,750,000 Common Units at a price of $0.20 per Unit. Each Unit consists of one share of post reverse stock split common stock, one Class A warrant exercisable at $0.30 per share of post reverse stock split common stock, one Class B warrant exercisable at $0.40 per share of post reverse stock split common stock and one Class C warrant exercisable at $0.60 per share of post reverse stock split common stock. The Offering provides that Berkeley Clinic, L.C. (holder of 75,000 post reverse stock split shares of Common Stock and 125,000 post reverse stock split shares of Series A Preferred Stock) will maintain the same 63.6% voting control of the Company that it held prior to the Offering. The offering and sale of the Units in this Offering are intended to be exempt from registration under the Act by virtue of Section 4(2) of the Act, and Rule 506. From September 6, 2017 to September 30, 2017, we sold a total of 1,002,275 Common Units to 8 investors at a price of $0.20 per Unit for gross proceeds of $200,455.

The Class A, Class B, Class C and Class D warrants all expire August 31, 2022, and all provide for the reduction of that exercise price if we directly or indirectly sell or grant any right with respect to our common stock or common stock equivalents at an effective price lower than the current exercise price of any of the Class A warrants.

NOTE 5 - RELATED PARTY TRANSACTIONS

On September 17, 2017, the Company organized a Nevada corporation named LCNS as a subsidiary of the Company. On September 29, 2017, LCNS sold 2,000,000 restricted shares of LCNS common stock to T. J. Jesky (1,000,000 shares) and Mark DeStefano (1,000,000 shares) at a price of $.005 per share and $10,000 was deposited in LCNS’s attorney’s client trust account. Jesky and DeStefano are members of Berkely Clinic, L.C. (see Note 4).

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

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EnzymeBioSystems

Notes to the Condensed Interim Financial Statements

September 30, 2017

(Unaudited)

Note 6 – Subsequent Events

Effective October 19, 2017, the Company effected a 1-for-20 reverse stock split of its common stock (which reduced the issued and outstanding shares of common stock from 16,641,822 shares to 832,235 shares) and its Series A Preferred Stock (which reduced the issued and outstanding shares of Series A Preferred Stock from 2,500,000 shares to 125,000 shares). The accompanying financial statements retroactively reflect this reverse stock split.

From October 1, 2017 to December 12, 2017, we sold a total of 1,757,500 Common Units (see Note 4) to 8 investors at a price of $0.20 per Unit for gross proceeds of $351,500.

In November 2017, the Company paid $99,200 to an investor relations firm for services rendered for the Company.

On December 12, 2017, the Board of Directors approved the issuance of 2,000,000 common shares of the Company’s $0.001 par value common stock to Gary Rojewski, the CEO of the Company from June 2, 2014 to December 27, 2017 (when he resigned for personal reasons). Although the stock was issued for past services rendered, Mr. Rojewski elected to purchase this common stock at par value or $2,000.

On December 12, 2017, the Board of Directors approved the issuance of 2,000,000 Series A Preferred Shares of the Company’s $0.001 par value to Berkeley Clinic, LC an Arizona Limited Liability Company. Berkeley Clinic elected to purchase this preferred stock at par value or $2,000.

F-7b

[BACK COVER PAGE OF PROSPECTUS]

PROSPECTUS

[date]

ENZYMEBIOSYSTEMS

2,759,775 Shares of Common Stock Units

2,759,775 Shares of Common Stock

Series A Warrants to Purchase up to 2,759,775 Shares of Common Stock

Series B Warrants to Purchase up to 2,759,775 Shares of Common Stock

Series C Warrants to Purchase up to 2,759,775 Shares of Common Stock

Series D Warrants to Purchase up to 2,759,775 Shares of Common Stock

Dealer prospectus delivery obligation

Until [date], all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale of the common stock by the selling stockholder, who is an underwriter in connection with their offering of shares. The estimated expenses of issuance and distribution are set forth below:

Nature of Expenses:

Amount
U.S. Securities and Exchange Commission registration fee	$2,491.07
Legal fees and miscellaneous expenses*	1,000.00
Audit fees	1,000.00
Transfer agent fees*	800.00
Printing*	50.00
Total	$5,341.07

*Estimated Expenses

Item 14 Indemnification of Directors and Officers

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws. Under the NRS, unless modified by a corporation’s articles of incorporation, a director is not liable to a corporation, its stockholders or creditors for damages unless the director’s action or failure constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud or a knowing violation of law. Our bylaws provide that we will indemnify our directors and officers to the fullest extent permissible under Nevada law if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action, had no reasonable cause to believe such conduct was unlawful. The Company may purchase and maintain insurance or make other financial arrangements on behalf of any individual entitled to indemnity. Our bylaws also provide that we will advance all expenses incurred to any person entitled to indemnity upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to indemnification.

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Our bylaws further provide that discretionary indemnification may be authorized (a) by the stockholders; (b) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (c) by independent legal counsel in a written opinion (i) if ordered by a majority vote of disinterested directors or (ii) if a quorum of disinterested directors cannot be obtained

Item 15. Recent Sales of Unregistered Securities.

During September, 2017 through December 2017, the Company conducted a private offering in which it sold 2,759,775 Common shares Units of the Company’s $0.001 par value common stock to sixteen (16) investors in exchange for cash of $551,955. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued under Regulation 506 to investors who attested they are accredited investors. The issuance of these shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the fact that only a few investors were involved in the offering, the size of the offering, the manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. These investors were known to us and our management, through pre-existing business relationships. We did not engage in any form of general solicitation or general advertising in connection with these transactions. The investors were provided access to all material information, which they requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. These investors acquired these securities for investment and not with a view toward distribution, acknowledging such intent to us. They understood the ramifications of their actions. The sale of these shares included: Kristian Anderson (who paid $5,000 cash for 25,000 shares); Bingtag Consulting (who paid $39,955 cash for 199,775 shares); Chedwick Marketing (who paid $35,000 cash for 175,000 shares); Craig Dickhout (who paid $40,000 cash for 200,000 shares); Ryan Earl (who paid $35,000 cash for 175,000 shares); Hayden Fisher (who paid $25,000 cash for 125,000 shares); Holly Park Investments (who paid $37,000 cash for 185,000 shares); Kevin Holden (who paid $40,000 cash for 200,000 shares); Nikhil Jha (who paid $5,000 cash for 25,000 shares); Oceanside Strategies (who paid $80,000 cash for 400,000 shares); Pigeon Rock Group (who paid $30,000 cash for 150,000 shares); Leslie Ralla (who paid $40,000 cash for 200,000 shares); Brian Rypien (who paid $30,000 cash for 150,000 shares); Judith Strebinger (who paid $30,000 cash for 150,000 shares); Brian Uppal (who paid $40,000 cash for 200,000 shares); and Justin Wong (who paid $40,000 cash for 200,000 shares) In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted.

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EXHIBITS

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

			Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
3.1	Articles of Incorporation		S-1		3.1	09/28/2009
3.2	Bylaws, currently in effect		S-1		3.2	09/28/2009
3.3	Certificate of Designation		8-K		3.3	02/01/2011
4.1	Form of Common Stock Purchase Warrants-Series A		8-K		4.1	12/14/2017
4.2	Form of Common Stock Purchase Warrants-Series B		8-K		4.2	12/14/2017
4.3	Form of Common Stock Purchase Warrants-Series C		8-K		4.3	12/14/2017
4.4	Form of Common Stock Purchase Warrants-Series D		8-K		4.4	12/14/2017
5.1	Legal Opinion regarding the legality of the securities being registered		S-1		5.1	01/11/2018
5.2	Legal Opinion regarding the legality of the securities being registered		S-1/A		5.2	01/25/2018
5.3	Legal Opinion regarding the legality of the securities being registered	X
10.3	Securities Purchase Agreement		8-K		10.3	12/14/2017
21.1	List of Subsidiaries		S-1/A		21.1	01/25/2018
23.1	Consent of Michael T. Studer CPA. P.C.		S-1		23.1	01/11/2018
23.2	Consent of Michael T. Studer CPA. P.C.		S-1/A		23.2	01/25/2018
23.3	Consent of Michael T. Studer CPA. P.C.	X
24.2	Consent of Legal Counsel (see Exhibit 5.1 above)		S-1		24.2	01/11/2018
24.3	Consent of Legal Counsel (see Exhibit 5.2 above)		S-1/A		23.2	01/25/2018
24.4	Consent of Legal Counsel (see Exhibit 5.3 above)	X

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

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UNDERTAKINGS

We hereby undertake to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

II-4

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, NV.

Date: February 5, 2018

ENZYMEBIOSYSTEMS

By:	/s/ John Dean Harper
John Dean Harper
Chairman and Chief Executive Officer
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ John Dean Harper	Chairman and Chief Executive Officer	February 5, 2018
John Dean Harper	Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

II-6